Exhibit 99.3

NEWS RELEASE

Contact:

Chaparral Energy

Joe Evans, CFO

405-478-8770

joe.evans@chaparralenergy.com

Chaparral Energy, Inc

Diane Montgomery

Associate VP – Finance/Investor Relations

diane.montgomery@chaparralenergy.com

Chaparral Energy, Inc. Announces Redemption of 8.5% Senior Notes due 2015

Oklahoma City, OK, February 22, 2011 – Chaparral Energy, Inc. announced today that it will redeem all outstanding principal amount of its 8.5% Senior Notes due 2015 (the “Notes”) on March 24, 2011. The notice of redemption will be mailed to the holders of the Notes on February 22, 2011.

Questions regarding the redemption should be directed to Wells Fargo Bank, National Association, the trustee under the indenture governing the Notes, at Wells Fargo Bank, National Association, Corporate Trust Services, Northstar East Building, 12th Floor, 608 Second Avenue South, Minneapolis, MN 55402.

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ABOUT CHAPARRAL

Chaparral Energy, Inc. is an independent oil and natural gas production and exploitation company, headquartered in Oklahoma City. Since its inception in 1988, the Company has increased reserves and production primarily by acquiring and enhancing properties in its core areas of the Mid-Continent and the Permian Basin. Beginning in 2000, Chaparral expanded its geographic focus to include Ark-La-Tex, North Texas, the Gulf Coast and the Rocky Mountains.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” We do not undertake any duty to update any forward-looking statement except as required by law.